Registration No. _____________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                         Newport News Shipbuilding Inc.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                      Issuer:  74-1541566
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             4101 Washington Avenue
                          Newport News, Virginia 23607
                    (Address of principal executive offices)
                              -------------------

                         Newport News Shipbuilding Inc.
                           Hourly Employee Stock Plan
                            (Full title of the plan)
                              -------------------

                              STEPHEN B. CLARKSON
                          Vice President and Secretary
                         Newport News Shipbuilding Inc.
                             4101 Washington Avenue
                          Newport News, Virginia 23607
                                 (757) 380-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                        C. Porter Vaughan, III, Esquire
                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8285
                              -------------------


                              CALCULATION OF REGISTRATION FEE
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                                              Proposed maximum   Proposed maximum
Title of securities          Amount to be      offering price        aggregate         Amount of
 to be registered            registered          per share       offering price(1)  registration fee
----------------------------------------------------------------------------------------------------
Common Stock, par value     1,100,000 shares      $19.125           $21,037,500          $6,375.00
$.01 per share (including
Associated Rights)
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         (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of $19.125 per share, which was the average of the high and low prices of the Registrant's Common Stock on July 7, 1997, as reported on the New York Stock Exchange

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                         NEWPORT NEWS SHIPBUILDING INC.

                                       I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

         Not required to be included herewith.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be included herewith.

                                       II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Newport News Shipbuilding Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 23, 1997.

         (c) The Company's Current Report on Form 8-K filed on April 1, 1997.

         Additionally incorporated by reference into this Registration Statement is the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).

         In addition to the foregoing, all documents subsequently filed by (i) the Company or (ii) the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters regarding shares of Common Stock offered hereby will be passed upon for the Company by Stephen B. Clarkson, Vice President and General Counsel of the Company. Mr. Clarkson beneficially owns 31,708 shares of Company Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, allows the advancement of costs of defending against litigation, and permits the Company to purchase insurance on behalf of directors, officers, employees, and agents. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of stockholders or otherwise.

         The Restated Certificate of Incorporation of the Company (the "Certificate") provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may thereafter be amended. Based on the DGCL as presently in effect, a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

         While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

         The Amended and Restated By-laws of the Company (the "By-laws") provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. The By-laws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Company Board of Directors.

         The By-laws further provide that the Company will pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under the relevant section of the By-laws or otherwise.

         Pursuant to the By-laws, if a claim for indemnification or payment of expenses thereunder is not paid in full within 30 days after a written claim therefor by the Indemnitee has been received by the Company, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. The By-laws provide that, in any such action, the Company will have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

         The By-laws also provide (i) that the rights conferred on any Indemnitee thereby are not exclusive of any other rights which such Indemnitee may have or thereafter acquire under any statute, provision of the Certificate, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise, (ii) that the Company's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit enterprise, and (iii) that any repeal or modification of the relevant provisions of the By-laws will not adversely affect any right or protection thereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

         The By-laws also expressly state that the provisions thereof will not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

         The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the foregoing provision, and to insure the officers and directors of the Company, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.

*4.1 Restated Certificate of Incorporation of the Company dated as of December 11, 1996.

*4.2   Amended and Restated By-laws of the Company dated as of December 11,
       1996.

*4.3 Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").

4.4 Amendment No. 1, dated as of March 25, 1997, to the Rights Agreement (incorporated herein by reference to the Company's Current Report on Form 8-K filed on April 1, 1997).

 5     Opinion of Stephen B. Clarkson, Esq. regarding Common Stock.

23.1   Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).

23.2   Consent of Arthur Andersen LLP, Independent Public Accountants.

24.1   Powers of Attorney (included on Signature Page).


Item 9.  Undertakings.

         A.   Subsequent Disclosure.

         The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


* Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Incorporation by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Commission Position on Indemnification.

         The Company hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, State of Virginia, on the 11th day of July, 1997.

                                             NEWPORT NEWS SHIPBUILDING INC.



                                             BY  /s/ William P. Fricks
                                                 -----------------------------
                                                 William P. Fricks
                                                 Chairman, President and Chief
                                                   Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                               POWER OF ATTORNEY

         Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of Newport News Shipbuilding Inc. does hereby appoint Stephen B. Clarkson and David J. Anderson, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.



   Signature                                     Title                             Date
/s/ William P. Fricks                    Chairman of the Board,
----------------------------               President and Chief                 July 11, 1997
William P. Fricks                          Executive Officer

/s/ David J. Anderson
----------------------------             Senior Vice President and             July 11, 1997
David J. Anderson                          Chief Financial Officer

/s/ Thomas J. Bradburn
----------------------------             Vice President-Finance and            July 11, 1997
Thomas J. Bradburn                         Corporate Controller



                                       7





/s/ Hon. Gerald L. Baliles
----------------------------             Director                              July 11, 1997
Hon. Gerald L. Baliles

/s/ Leon A. Edney
----------------------------             Director                              July 11, 1997
Leon A. Edney, Admiral (Ret.)


----------------------------             Director                              _______, 1997
Dr. William R. Harvey

/s/ Dana G. Mead
----------------------------             Director                              July 11, 1997
Dana G. Mead

/s/ Dr. Joseph J. Sisco
----------------------------             Director                              July 11, 1997
Dr. Joseph J. Sisco

/s/ Stephen R. Wilson
----------------------------             Director                              July 11, 1997
Stephen R. Wilson


                                   SIGNATURES

The Plan

         Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under Newport News Shipbuilding Inc. Hourly Employee Stock Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, State of Virginia, on the 11th day of July, 1997.

                                       NEWPORT NEWS SHIPBUILDING INC. HOURLY
                                               EMPLOYEE STOCK PLAN



                                       BY  /s/ Alfred Little, Jr.
                                           -----------------------------------
                                           Alfred Little, Jr.
                                           Vice President--Human Resources of
                                             Newport News Shipbuilding Inc.

                                 EXHIBIT INDEX


Exhibit No.                       Description

*4.1 Restated Certificate of Incorporation of the Company dated as of December 11, 1996.

*4.2   Amended and Restated By-laws of the Company dated as of December 11,
       1996.

*4.3 Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").

4.4 Amendment No. 1, dated as of March 25, 1997, to the Rights Agreement (incorporated herein by reference to the Company's Current Report on Form 8-K filed on April 1, 1997).

5      Opinion of Stephen B. Clarkson, Esq. regarding Common Stock.

23.1   Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).

23.2   Consent of Arthur Andersen LLP, Independent Public Accountants.

24.1   Powers of Attorney (included on Signature Page).


* Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).